                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   __________

                                    FORM 8-K


                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                               JANUARY 15, 1998
                       ---------------------------------
                       (Date of earliest event reported)


                        Capital One Financial Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                       1-13300                    54-1719854
------------------------          ----------------          ------------------
(State of incorporation           (Commission File             (IRS Employer
or organization)                       Number)              Identification No.)


2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia                                           22042-4525
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)

      Registrant's telephone number, including area code:  (703) 205-1000

Item 5.  Other Events.
         ------------


               See attached press release.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

    99.1. Press Release of the Company dated January 15, 1998.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     CAPITAL ONE FINANCIAL CORPORATION

Dated:  January 15, 1998             By: /s/ John G. Finneran, Jr.
                                         -------------------------
                                         John G. Finneran, Jr.
                                         Senior Vice President, General Counsel
                                         and Corporate Secretary

                                 EXHIBIT INDEX



     99.1 Press Release of the Company dated January 15, 1998.

                                                                    EXHIBIT 99.1



For Immediate Release:                Contact:  Paul Paquin
----------------------                          V.P., Investor Relations
January 15, 1998                                (703) 205-1039

                                                Sam Wang
                                                Media Relations
                                                (703) 205-1180


                      CAPITAL ONE REPORTS RECORD EARNINGS
                EARNINGS PER SHARE INCREASED 21 PERCENT IN 1997

          FALLS CHURCH, Va. (January 15, 1998) -- Capital One Financial Corporation (NYSE: COF) today announced record earnings for 1997. Earnings were $189.4 million, or $2.80 per share, in 1997 compared with earnings of $155.3 million, or $2.32 per share, in 1996. For the fourth quarter of 1997, earnings were $58.2 million, or $.86 per share, versus earnings of $49.3 million, or $.73 per share, for the third quarter of 1997 and $40.3 million, or $.60 per share, for the comparable period in the prior year. The above earnings per share computations are presented on a diluted basis in accordance with a recently revised accounting standard.

          "We are extremely pleased with our success in delivering both earnings growth and return on equity in excess of 20 percent for the third consecutive year," said Richard D. Fairbank, Capital One's Chairman and Chief Executive Officer. "Our information-based strategy has consistently delivered superior results despite a challenging consumer credit environment."

          For the year, the Company increased managed receivables by $1.4 billion, or 11 percent, and added 3.2 million net new accounts, a 37 percent increase over 1996. During the fourth quarter, Capital One increased its managed portfolio by $758 million to $14.2 billion in outstanding receivables and added
1.1 million net new accounts, bringing the total number of accounts to 11.7 million. Revenue for the year, defined as managed net interest income and non-interest income, exceeded $2 billion, a 41 percent increase from revenues of $1.5 billion in 1996. For the fourth quarter, total revenue rose to $592 million versus $549 million in the third quarter and $437 million for the comparable period in the prior year. Fourth quarter 1997 revenues were reduced by $50 million, as the Company now recognizes in the current period the estimated uncollectible portion of finance charge and fee income receivables.

                                   - more -

CAPITAL ONE REPORTS RECORD EARNINGS
Page 2

        "We continue to grow at a rapid rate adding over a million accounts this quarter, the second largest quarterly account growth ever. We look forward to continued growth next year as we expand product offerings both in domestic and international markets," said Nigel W. Morris, Capital One's President and Chief Operating Officer.

        Managed net interest income for 1997 increased by 28 percent to $1.3 billion in 1997 from $1.0 billion in 1996. Managed net interest income increased to $362 million in the fourth quarter of 1997 from $331 million in the third quarter and $283 million in the fourth quarter of 1996. Managed net interest margin for 1997 increased by 70 basis points to 8.86 percent from 8.16 percent in 1996. The managed net interest margin increased to 9.24 percent in the fourth quarter of 1997 from 9.05 percent in the third quarter and 8.29 percent for the comparable period of 1996.

        Managed non-interest income for 1997 increased by 68 percent to $776 million from $460 million in 1996. Managed non-interest income increased to $230 million in the fourth quarter of 1997 from $218 million in the third quarter and $154 million for the comparable quarter of 1996.

        During the fourth quarter of 1997 the Company modified its methodology as to the timing of charge-offs of credit card loans. The Company now charges off credit card loans at 180 days past-due versus the prior practice of charging off loans during the next billing cycle after becoming 180 days past-due. The managed net charge-off rate for 1997 was 6.59 percent (6.22 percent excluding the effect of the modification in charge-off policy) compared with 4.24 percent for 1996. The managed net charge-off rate of 6.37 percent in the fourth quarter would have been 6.02 percent without this modification in charge-off policy, which compares favorably with a net charge-off rate of 6.66 percent in the third quarter of 1997. The year-end managed delinquency rate decreased to 6.20 percent (6.97 percent without the modifications in charge-off policy and finance charge and fee income recognition discussed above) versus 6.36 percent as of September 30, 1997 and 6.24 percent as of December 31, 1996. Higher delinquencies reflect fourth quarter billing policy changes and seasonal increases.

        Marketing investment for 1997 increased to a record $225 million, up 9 percent from $207 million in 1996. Fourth quarter solicitation expense of $65 million represents the largest quarterly marketing level to date. This amount compares to $61 million in the third quarter of 1997 and $52 million in the comparable period of the prior year. Other non-interest expenses (excluding marketing) were $659 million in 1997, up 30 percent from $507 million in 1996. Other non-interest expenses for the fourth quarter of 1997 were $177 million versus $165 million

                                   - more -

CAPITAL ONE REPORTS RECORD EARNINGS
Page 3


in the third quarter and $148 million in the comparable period of the prior year. On a per account basis, other non-interest expenses continued to decline.

        The allowance for loan losses increased by $36 million during the fourth quarter to $183 million or 3.76 percent of on-balance sheet receivables as of December 31, 1997, compared with 3.40 percent as of September 30, 1997. Capital ratios were strong at quarter-end at 14.00 percent of reported assets and 6.03 percent of managed assets.

        Headquartered in Falls Church, Virginia, Capital One Financial Corporation is a financial services company whose principal subsidiaries, Capital One Bank, and Capital One, F.S.B., offer consumer lending products. Capital One's subsidiaries collectively had 11.7 million customers and $14.2 billion in managed loans outstanding at December 31, 1997, and are among the largest providers of MasterCard and Visa credit cards in the world.

                                      ###




[NOTE: This release and financial statements are available on the Internet on Capital One's home page (address: http://www.capitalone.com). Click on "Financial Information" to view/download the release and financial information.]

                   CAPITAL ONE FINANCIAL CORPORATION (COF)
                       FINANCIAL & STATISTICAL SUMMARY


                                                          97             97             97            97               96
(in million, except per share data and as noted)          Q4             Q3             Q2            Q1               Q4
                                                      ---------       ---------     ----------      --------      -----------

EARNINGS (MANAGED BASIS)
Net Interest Income                                   $   361.6       $   330.7     $    296.3     $   310.7      $     282.6
Non-Interest Income                                       230.4           218.5          169.3         157.3            154.3
                                                      ---------       ---------     ----------     ---------      -----------
Total Revenue                                             592.0/1/        549.2          465.6         468.0            436.9
Provision for Loan Losses                                 255.7           243.6          200.1         185.9            171.5
Marketing Expenses                                         65.0            60.8           45.0          54.1             52.2
Operating Expenses                                        177.4           165.2          157.1         159.5            148.4
                                                      ---------       ---------     ----------     ---------      -----------
Income Before Taxes                                        93.9            79.6           63.5          68.5             64.9
Tax Rate                                                   38.0%           38.0%          38.0%         38.0%            38.0%
Net Income                                            $    58.2       $    49.3     $     39.4     $    42.5      $      40.3
                                                      ---------       ---------     ----------     ---------      -----------
COMMON SHARE STATISTICS
Basic EPS                                             $    0.89       $    0.75     $     0.59     $    0.64      $      0.61
Diluted EPS                                           $    0.86       $    0.73     $     0.58     $    0.63      $      0.60
Dividends Per Share                                   $    0.08       $    0.08     $     0.08     $    0.08      $      0.08
Book Value Per Share (period end)                     $   13.66       $   12.84     $    12.35     $   11.72      $     11.16
Stock Price Per Share (period end)                    $   54.19       $   45.75     $    37.75     $   37.25      $     36.00
Total Market Capitalization (period end)              $ 3,542.2       $ 3,001.0     $  2,509.8     $ 2,472.5      $   2,387.7
Shares Outstanding (period end)                            65.4            65.6           66.5          66.4             66.3
Shares Used to Compute Basic EPS                           65.5            66.2           66.4          66.3             66.3
Shares Used to Compute Diluted EPS                         67.5            67.6           67.6          67.7             67.3
                                                      ---------       ---------     ----------     ---------      -----------

MANAGED LOAN STATISTICS (PERIOD AVG.)
Average Loans                                         $  13,824       $  12,918     $   12,715     $  12,559      $    12,471
Average Earning Assets                                $  15,655       $  14,608     $   14,278     $  14,080      $    13,635
Average Assets                                        $  16,367       $  15,618     $   15,272     $  14,900      $    14,459
Average Equity                                        $     892       $     841     $      798     $     764      $       733
Net Interest Margin                                        9.24%           9.05%          8.30%         8.83%            8.29%
Return on Average Assets (ROA)                             1.42%           1.26%          1.03%         1.14%            1.11%
Return on Average Equity (ROE)                            26.12%          23.47%         19.72%        22.24%           21.95%
Net Charge-Off Rate                                        6.37%/2/        6.66%          6.38%         5.84%            5.11%
Net Charge-Offs                                       $   255.6/2/    $   215.1     $    202.8     $   183.3      $     159.2
                                                      ---------       ---------     ----------     ---------      -----------

MANAGED LOAN STATISTICS (PERIOD END)

Reported Loans                                        $   4,862       $   4,330     $    3,624     $   3,817      $     4,344
Securitized Loans                                         9,369           9,143          9,113         8,790            8,460
                                                      ---------       ---------     ----------     ---------      -----------
Total Loans                                           $  14,231       $  13,473     $   12,737     $  12,607      $    12,804
Delinquency Rate (30+ days)                                6.20%/3/        6.36%          6.33%         6.41%            6.24%
Number of Accounts (000's)                               11,747          10,664          9.796         9,123            8,586
Total Assets                                          $  16,433       $  15,440     $   15,270     $  14,945      $    14,928
Capital Including Preferred Interests                 $   990.9       $   939.7     $    918.5     $   875.2      $     740.4
Capital to Managed Assets Ratio                            6.03%           6.09%          6.01%         5.86%            4.96%
Percent Introductory Rate Loans                              27%             26%            25%           25%              27%
                                                      ---------       ---------     ----------     ---------      -----------

/1/Net of a $50.2 million reduction for recognizing currently the estimated uncollectible portion of finance charge and fee income receivables. /2/The net charge-off rate and net charge-offs, without the modification in charge-off policy, are 6.02% and $208.2, respectively.
/3/The delinquency rate, without the modifications in charge-off policy and finance charge and fee income recognition, is 6.97%.

CAPITAL ONE FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)(unaudited)

                                                                    December 31      September 30       December 31
                                                                       1997              1997              1996
                                                                   ------------      ------------      ------------
ASSETS:
Cash and due from banks                                            $      5,039      $     57,772      $     48,724
Federal funds sold and resale agreements                                173,500           152,575           450,000
Interest-bearing deposits at other banks                                 59,184            22,267            30,252
                                                                   ------------      ------------      ------------
   Cash and cash equivalents                                            237,723           232,614           528,976
Securities available for sale                                         1,242,670         1,033,946           877,851
Consumer loans                                                        4,861,687         4,329,799         4,343,902
   Less: Allowance for loan losses                                     (183,000)         (147,000)         (118,500)
                                                                   ------------      ------------      ------------
Net loans                                                             4,678,687         4,182,799         4,225,402
Premises and equipment, net                                             162,726           180,740           174,661
Interest receivable                                                      51,883            35,539            78,590
Accounts receivable from securitizations                                588,781           539,925           502,520
Other assets                                                            115,809           106,208            79,445
                                                                   ------------      ------------      ------------
     Total assets                                                  $  7,078,279      $  6,311,771      $  6,467,445
                                                                   ============      ============      ============
LIABILITIES:
Interest-bearing deposits                                          $  1,313,654      $  1,050,014      $    943,022
Other borrowings                                                        796,112           321,463           530,983
Senior notes                                                          3,332,778         3,307,801         3,694,237
Deposit notes                                                           299,996           299,996           299,996
Interest payable                                                         68,448            65,798            80,362
Other liabilities                                                       276,368           327,036           178,454
                                                                   ------------      ------------      ------------
     Total liabilities                                                6,087,356         5,372,108         5,727,054

GUARANTEED PREFERRED BENEFICIAL INTERESTS
  IN CAPITAL ONE BANK'S FLOATING RATE JUNIOR
  SUBORDINATED DEBENTURES:                                               97,664            97,599

STOCKHOLDERS' EQUITY:
Common stock                                                                666               666               663
Paid-in capital, net                                                    513,561           504,139           481,383
Retained earnings                                                       427,679           373,921           258,345
   Less: Treasury stock, at cost                                        (48,647)          (36,662)
                                                                   ------------      ------------      ------------
     Total stockholders' equity                                         893,259           842,064           740,391
                                                                   ------------      ------------      ------------
     Total liabilities and stockholders' equity                    $  7,078,279      $  6,311,771      $  6,467,445
                                                                   ============      ============      ============

CAPITAL ONE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)(unaudited)

                                                                   Three Months Ended                         Year Ended
                                                      December 31     September 30    December 31             December 31
                                                          1997            1997           1996             1997            1996
                                                      ------------    ------------    ------------    ------------    ------------
INTEREST INCOME:
Consumer loans, including fees                        $    176,411    $    153,377    $    183,981    $    619,785    $    592,088
Federal funds sold and resale agreements                     4,393           3,753           4,944          16,423          21,293
Other                                                       22,747          21,840          12,428          81,777          47,102
                                                      ------------    ------------    ------------    ------------    ------------
        Total interest income                              203,551         178,970         201,353         717,985         660,483

INTEREST EXPENSE:
Deposits                                                    13,808           9,052          16,129          41,932          56,272
Other borrowings                                            12,921           9,168           7,059          39,066          28,509
Senior and deposit notes                                    62,294          63,596          64,596         253,849         210,218
                                                      ------------    ------------    ------------    ------------    ------------
        Total interest expense                              89,023          81,816          87,784         334,847         294,999
                                                      ------------    ------------    ------------    ------------    ------------
Net interest income                                        114,528          97,154         113,569         383,138         365,484
Provision for loan losses                                   94,356          72,518          63,035         262,837         167,246
                                                      ------------    ------------    ------------    ------------    ------------
Net interest income after provision for loan losses         20,172          24,636          50,534         120,301         198,238

NON-INTEREST INCOME:
Servicing and securitizations                              183,402         180,348         112,983         682,345         459,833
Service charges                                             97,529          75,801          77,347         284,256         218,988
Interchange                                                 15,704          12,606          14,135          49,030          51,399
Other                                                       19,463          12,178          10,496          53,499          33,204
                                                      ------------    ------------    ------------    ------------    ------------
        Total non-interest income                          316,098         280,933         214,961       1,069,130         763,424

NON-INTEREST EXPENSE:
Salaries and associate benefits                             76,185          73,214          63,662         289,322         216,155
Marketing                                                   64,992          60,781          52,186         224,819         206,620
Communications and data procesing                           26,090          25,935          21,771          98,135          76,841
Supplies and equipment                                      24,674          21,721          17,784          82,874          60,053
Occupancy                                                   14,161           8,198           7,619          37,548          22,330
Other                                                       36,271          36,154          37,553         151,280         132,183
                                                      ------------    ------------    ------------    ------------    ------------
        Total non-interest expense                         242,373         226,003         200,575         883,978         713,182
                                                      ------------    ------------    ------------    ------------    ------------
Income before income taxes                                  93,897          79,566          64,920         305,453         248,480
Income taxes                                                35,680          30,236          24,670         116,072          93,213
                                                      ------------    ------------    ------------    ------------    ------------
Net income                                            $     58,217    $     49,330    $     40,250    $    189,381    $    155,267
                                                      ------------    ------------    ------------    ------------    ------------

Basic earnings per share                              $       0.89    $       0.75    $       0.61    $       2.87    $       2.34
                                                      ------------    ------------    ------------    ------------    ------------
Diluted earnings per share                            $       0.86    $       0.73    $       0.60    $       2.80    $       2.32
                                                      ------------    ------------    ------------    ------------    ------------
Dividends paid per share                              $       0.08    $       0.08    $       0.08    $       0.32    $       0.32
                                                      ------------    ------------    ------------    ------------    ------------


CAPITAL ONE FINANCIAL CORPORATION
STATEMENTS OF AVERAGE BALANCES, INCOME AND EXPENSE, YIELDS AND RATES (dollars in thousands)(unaudited)


MANAGED(1)                         Quarter Ended 12/31/97              Quarter Ended 9/30/97         Quarter Ended 12/31/96
                               -------------------------------   -----------------------------  ------------------------------
                                Average      Income/    Yield/     Average    Income/   Yield/    Average    Income/    Yield/
                                Balance      Expense     Rate      Balance    Expense    Rate     Balance    Expense     Rate
                               -----------   --------   ------   -----------  --------  ------  -----------  --------   ------
EARNING ASSETS:
 Consumer loans                $13,824,094   $559,800   16.20%   $12,917,967  $518,563  16.06%  $12,471,141  $464,469   14.90%
 Federal funds sold and
   resale agreements               304,266      4,393    5.78        255,594     3,753   5.87       365,112     4,944    5.42
 Other securities                1,526,801     22,747    5.96      1,434,536    21,840   6.09       799,039    12,428    6.22
                               -----------   --------   ------   -----------  --------  ------  -----------  --------   ------
Total earning assets           $15,655,161   $586,940   15.00%   $14,608,097  $544,156  14.90%  $13,635,292  $481,841   14.14%
                               ===========   ========            ===========  ========          ===========  ========

INTEREST-BEARING LIABILITIES:
 Deposits                      $ 1,172,141   $ 13,808    4.71%   $   851,916  $  9,052   4.25%  $ 1,298,103  $ 16,129    4.97%
 Other borrowings                  823,129     12,921    6.28        594,519     9,168   6.17       471,708     7,059    5.99
 Senior and deposit notes        3,614,310     62,294    6.89      3,686,416    63,596   6.90     3,842,830    64,596    6.72
 Securitization liability        9,302,846    136,291    5.86      9,061,882   131,670   5.81     7,823,379   111,421    5.70
                               -----------   --------   ------   -----------  --------  ------  -----------  --------   ------
Total interest-bearing
  liabilities                  $14,912,426   $225,314    6.04%   $14,194,733  $213,486   6.02%  $13,436,020  $199,205    5.93%
                               ===========   ========   ------   ===========  ========  ------  ===========  ========   ------
Net interest spread                                      8.96%                           8.88%                           8.21%
                                                        ======                          ======                          ======
Interest income to average
  earning assets                                        15.00%                          14.90%                          14.14%
Interest expense to average
  earning assets                                         5.76                            5.85                            5.85
                                                        ------                          ------                          ------
Net interest margin                                      9.24%                           9.05%                           8.29%
                                                        ======                          ======                          ======


(1) The information in this table reflects the adjustment to add back the effect of securitized loans.